UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2023

HF FOODS GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware State or other Jurisdiction of incorporation )	001-38180 (Commission File No.)	81-2717873 (IRS Employer Identification No)

6325 South Rainbow Boulevard, Suite 420 Las Vegas, Nevada (Address of principal executive offices)	89118 (Zip Code)

Registrant’s telephone number, including area code: (888)-905-0998

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market
Preferred Share Purchase Rights	N/A	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information included in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 25, 2023, the Board of Directors (the “Board”) of HF Foods Group Inc., a Delaware corporation (the “Company”), approved certain amendments (the “Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately. The Amendment modifies the Bylaws provisions addressing procedures applicable to committees of the Board by providing, among other things, that (i) a committee of the Board or the chair of the Board can call meetings of such committee and (ii) the notice, forum and voting provisions applicable to the Board under the Bylaws apply to committees generally. The Amendment also adds procedural requirements with respect to stockholder action by written consent in lieu of a meeting, including, among other modifications, (a) the process for establishing a record date for stockholder action by written consent, and (b) the requirement for an independent inspector of election to review and certify written consents.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

As previously disclosed, on August 19, 2022, a stockholder of the Company, James Bishop, filed a verified stockholder derivative complaint in the Court of Chancery of the State of Delaware (the “Court of Chancery”), captioned James C. Bishop v. Zhou Min Ni, et. al., C.A. No. 2022-0736-JTL (the “Delaware Action”). The Delaware Action asserts similar allegations to those set forth in the letter sent by James Bishop to the Company on May 20, 2022, alleging that certain current and former officers and directors of the Company engaged in misconduct and breached their fiduciary duties, and demanding that the Company investigate the allegations and, if warranted, assert claims against those current or former officers and directors.

Effective as of April 20, 2023, the Company and certain parties to the Delaware Action reached an agreement to settle the Delaware Action on the terms and conditions set forth in a binding term sheet (the “Binding Term Sheet”), which will be incorporated into a long-form settlement agreement within fifteen days of the effective date of the Binding Term Sheet. The Binding Term Sheet provides for, among other things, the dismissal of the Delaware Action with prejudice, thereby resolving all existing and potential liability against all named defendants in the Delaware Action, in exchange for Zhou Min Ni, a former Chairman and Chief Executive Officer of the Company, and Chan Sin Wong, a former President and Chief Operating Officer of the Company, making a payment to the Company in the sum of $9.25 million. The full terms of the settlement of the Delaware Action are to be incorporated into the long-form settlement agreement subject to approval of the Court of Chancery.

Pursuant to the Binding Term Sheet, the Company has agreed to adopt and implement certain corporate governance changes that include, among other things, making certain amendments to the Company’s Certificate of Incorporation, Bylaws and/or other internal policies and procedures to specify that the positions of chief executive officer and Chairman shall be held by separate individuals and that the Chairman be an independent director, ensuring that at least 75% of the members of the Board are independent directors (as defined by the Nasdaq Stock Market listing requirements), requiring each member of the Board to participate in corporate governance training annually, and making certain updates to the Company’s committee charters, internal policies and practices.

The foregoing description of the Binding Term Sheet is not complete and is qualified in its entirety by reference to the full text of the long-form settlement agreement, which, if finalized and approved by the Court of Chancery before May 10, 2023, the Company expects to file as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ending March 31, 2023.

On April 26, 2023, the Company issued a press release announcing the settlement of the Delaware Action. A copy of the press release is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibits
3.1	First Amendment to Amended and Restated Bylaws, dated April 25, 2023.

99.1	Press release issued by HF Foods Group Inc. on April 26, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: April 26, 2023	/s/ Carlos Rodriguez
Carlos Rodriguez
Chief Financial Officer